Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Rogers International Raw Materials Fund, L.P. of our report dated March 30, 2010, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

May 14, 2010